Exhibit 32.2

SECTION 906 CERTIFICATION

 I, James L. Koenig, Chief Financial Officer of Eye Care International, Inc. certify, pursuant to 18 U.S.C. ss. 1350 as adopted by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the amendment to Annual Report on Form 10-KSB for the year ending December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of Eye Care International, Inc.

Dated: April 27, 2004

/s/ James L. Koenig James L. Koenig Chief Financial Officer